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                                   EXHIBIT 21

                         SUBSIDIARIES OF ARCH COAL, INC.

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation:


                                                     JURISDICTION OF
      NAME                                           INCORPORATION
      ----                                           -------------

      Allegheny Land Company                          Delaware
      Apogee Coal Company                             Delaware
      Arch Australia Pty Limited                      New South Wales, Australia
      Arch Coal International, Ltd.                   Barbados
      Arch Coal Sales Company, Inc.                   Delaware
      Arch Coal Terminal Inc.                         Delaware
      Arch Energy Resources, Inc.                     Delaware
   (1)Arch of Wyoming, LLC                            Delaware
      Arch Reclamation Services, Inc.                 Delaware
      Arch Technology Corporation                     Delaware
   (1)Arch Uinta, LLC                                 Delaware
      Arch Western Acquisition Corporation            Delaware
   (2)Arch Western Resources, LLC                     Delaware
      Ark Land Company                                Delaware
      Ashland Coal, Inc.                              Delaware
      Ashland Terminal, Inc.                          Delaware
   (1)AU Sub, LLC                                     Delaware
(2)(3)Canyon Fuel Company, LLC                        Delaware
      Catenary Coal Company                           Delaware
      Catenary Coal Holdings, Inc.                    Delaware
      Coal-Mac, Inc.                                  Kentucky
      Cumberland River Coal Company                   Delaware
      Energy Development Co.                          Iowa
      Hobet Mining, Inc.                              West Virginia
      Julian Tipple, Inc.                             Delaware
      Lone Mountain Processing, Inc.                  Delaware
      Mingo Logan Coal Company                        Delaware
   (1)Mountain Coal Company, L.L.C.                   Delaware
      Mountain Gem Land, Inc.                         West Virginia
      Mountain Mining, Inc.                           Delaware
      Mountaineer Land Company                        Delaware
      P. C. Holding, Inc.                             Delaware
      Paint Creek Terminals, Inc.                     Delaware
   (1)State Leases, LLC                               Delaware
   (1)Thunder Basin Coal Company, L.L.C.              Delaware

(1) owned by Arch Western Resources, LLC.

(2) Arch Western Acquisition Corporation owns a 99% membership interest in Arch Western Resources, LLC; Arch Western Resources, LLC owns a 65% in Canyon Fuel Company, LLC.

(3) owned by Arch Western Resources, LLC.